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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of The
                       Securities and Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): March 29, 2001



                            TRINITY INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)


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
     Delaware                           1-6903                             75-0225040
(State of incorporation)           (Commission File No.)         (IRS Employer Identification No.)
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    2525 Stemmons Freeway, Dallas, Texas                     75207-2401
  (Address of principal executive offices)                   (Zip Code)



       Registrant's telephone number, including area code: (214) 631-4420


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Item 5. Other Events

     On March 27, 2001, the Registrant issued a news release that (i) announced revised lower North American railcar production volumes for its next fiscal year; (ii) announced that due to these reduced volumes and declining condition of the North American railcar market, the Registrant expects to record charges of approximately $17 million primarily for severance and asset write-downs. The Registrant had previously announced a 4th quarter charge of approximately $8 million related to exiting the concrete mixer and concrete batch plant business;
(iii) announced it expects 4th quarter earnings, excluding the $8 million and $17 million charges mentioned above, to be a small loss; and (iv) announced it expects earnings for the next fiscal year to be in the lower end of the $1.20 to $1.50 per share range previously reported.



Item 7. Exhibits

     (c) Exhibits

          Exhibit 99(1) - News release of Registrant dated March 27, 2001.



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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  TRINITY INDUSTRIES, INC.



Date:  March 29, 2001                             By:   /s/ Michael G. Fortado
                                                       -----------------------
                                                       Michael G. Fortado
                                                       Vice President, General
                                                       Counsel, and Secretary



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                               INDEX TO EXHIBITS


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EXHIBIT
NUMBER         DESCRIPTION
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
 99(1)    -    News release of Registrant dated March 27, 2001.
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